As filed with the Securities and Exchange Commission on September 23, 2005
                                               Registration No.  333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-3

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                            ------------------------

                               GASCO ENERGY, INC.*
             (Exact Name of Registrant as Specified in Its Charter)
            Nevada                                             98-0204105
 (State or Other Jurisdiction of                            (I.R.S. Employer
   Incorporation or Organization)                        Identification Number)


                                                               W. King Grant
 8 Inverness Drive East                                  Chief Financial Officer
      Suite 100                                          8 Inverness Drive East
 Englewood, Colorado 80112                                     Suite 100
   (303) 483-0044                                     Englewood, Colorado 80112
(Address, Including Zip Code, and Telephone Number,           (303) 483-0044
 Including Area Code, of Registrant's Principal    (Name, Address, Including Zip
    Executive Offices)                               Code, and Telephone Number,
                                                        Including Area Code, of
                                                           Agent for Service)
                            ------------------------
                                    Copy to:
                             Philip T. Warman, Esq.
                             Vinson & Elkins L.L.P.
                              2300 First City Tower
                               1001 Fannin Street
                            Houston, Texas 77002-6760
                                  713-758-2222
                            ------------------------
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
                            ------------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
  ========================================================= ============================ ============================
                                                            Proposed Maximum Aggregate
                   Title of Each Class of                         Offering Price                  Amount of
                Securities to be Registered                           (1) (2)                 Registration Fee
  --------------------------------------------------------- ---------------------------- ----------------------------
  --------------------------------------------------------- ---------------------------- ----------------------------

  Debt Securities (3) (4)................................
  --------------------------------------------------------- ---------------------------- ----------------------------
  --------------------------------------------------------- ---------------------------- ----------------------------
  Guarantees of Debt Securities (3) (5)..................
  --------------------------------------------------------- ---------------------------- ----------------------------
  --------------------------------------------------------- ---------------------------- ----------------------------
  Preferred Stock (3)....................................
  --------------------------------------------------------- ---------------------------- ----------------------------
  --------------------------------------------------------- ---------------------------- ----------------------------
  Depositary Shares (6)..................................
  --------------------------------------------------------- ---------------------------- ----------------------------
  --------------------------------------------------------- ---------------------------- ----------------------------
  Common Stock (including attached preferred share
       purchase rights) (3)..............................
  ========================================================= ============================ ============================
  ========================================================= ============================ ============================

  Total..................................................          $250,000,000                    $29,425
  ========================================================= ============================ ============================

(1) Rule 457(o) under the Securities Act of 1933, as amended, permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offering price per security.

(2)  This  registration   statement  also  covers  an  indeterminate  amount  of
     securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, any securities registered hereunder that provide for conversion, exercise or exchange. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3) An indeterminate principal amount or number of debt securities, guarantees of debt securities, preferred stock, depositary shares and common stock may be issued from time to time at indeterminate prices, with an aggregate offering price not to exceed $250,000,000.

(4) If any debt securities are issued at an original issue discount, then the offering price of those debt securities shall be in an amount that will result in an aggregate initial offering price not to exceed $250,000,000, less the dollar amount of any registered securities previously issued.

(5) Gasco Production Company, San Joaquin Oil & Gas, Ltd., Riverbend Gas Gathering, LLC and Myton Oilfield Rentals, LLC may fully, irrevocably and unconditionally guarantee on an unsecured basis any debt securities of Gasco Energy, Inc. issued and sold pursuant to this registration statement. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of the debt securities being registered.

(6) The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a depositary agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the depositary agreement.

(7) Calculated pursuant to Rule 457(o) at the statutory rate of $117.70 per $1,000,000 of securities registered.

     * Includes certain subsidiaries of Gasco Energy, Inc. identified on the following pages.

                            Gasco Production Company
             (Exact Name of Registrant As Specified In Its Charter)

                    Delaware                                   84-1461816
(State or Other Jurisdiction of Incorporation    (I.R.S. Employer Identification
           or Organization)                                    Number)

                           San Joaquin Oil & Gas, Ltd.
             (Exact Name of Registrant As Specified In Its Charter)

                     Nevada                                    98-0213872
(State or Other Jurisdiction of Incorporation    (I.R.S. Employer Identification
            or Organization)                                  Number)

                          Riverbend Gas Gathering, LLC
             (Exact Name of Registrant As Specified In Its Charter)

                     Nevada                                    43-2049794
(State or Other Jurisdiction of Incorporation    (I.R.S. Employer Identification
               or Organization)                                  Number)

                           Myton Oilfield Rentals, LLC
             (Exact Name of Registrant As Specified In Its Charter)

                     Nevada                                    20-1202389
(State or Other Jurisdiction of Incorporation    (I.R.S. Employer Identification
              or Organization)                                  Number)


     Each Registrant hereby amends this Registration Statement on such dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 Subject to Completion, Dated September 23, 2005
Prospectus

                                  $250,000,000

                               Gasco Energy, Inc.

                                  Common Stock
                                 Preferred Stock
                                 Debt Securities
                                Depositary Shares


             Guarantees of Debt Securities of Gasco Energy, Inc. by:

                            Gasco Production Company
                           San Joaquin Oil & Gas, Ltd.
                          Riverbend Gas Gathering, LLC
                           Myton Oilfield Rentals, LLC

     We may from time to time offer and sell common stock, preferred stock, depositary shares and debt securities that may be fully, irrevocably and unconditionally guaranteed by all of our subsidiaries: Gasco Production Company, San Joaquin Oil & Gas, Ltd., Riverbend Gas Gathering, LLC and Myton Oilfield Rentals, LLC.

     This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide one or more supplements to this prospectus that will contain additional information about the specific offering and the terms of the securities being offered. The supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

     Our common stock is listed for trading on the American Stock Exchange under the symbol "GSX." Our executive offices are located at 8 Inverness Drive East, Suite 100, Englewood, Colorado, 80112, and our telephone number is (303) 483-0044.

     INVESTING IN OUR SECURITIES INVOLVES RISKS. PLEASE READ CAREFULLY THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS.



     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



     This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.






                     The date of this prospectus is __, 2005.

                                TABLE OF CONTENTS

                                                                            Page

About This Prospectus..........................................................1
---------------------
About Gasco Energy, Inc........................................................1
------------------------
About the Subsidiary Guarantors................................................1
-------------------------------
Risk Factors...................................................................2
------------
Where You Can Find More Information...........................................10
-----------------------------------
Cautionary Statements Regarding Forward-Looking Statements....................11
----------------------------------------------------------
Use of Proceeds...............................................................13
---------------
Ratios of Earnings to Fixed Charges  and Combined Fixed Charges and Preferred
Dividends.....................................................................13
---------
Description of Debt Securities................................................14
------------------------------
Description of Capital Stock..................................................24
----------------------------
Description of Depositary Shares..............................................27
--------------------------------
Plan of Distribution..........................................................29
--------------------
Legal Matters.................................................................30
-------------
Experts.......................................................................30
-------


                            ------------------------

     You should rely only on the information included or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. This prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any accompanying prospectus supplement or in any document incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date of the document containing the information.

                              About This Prospectus

         This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," using a "shelf" registration process. Under this shelf registration process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250 million. This prospectus provides you with a general description of the securities we may offer pursuant to this prospectus. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the registration statement. For a complete understanding of the offering of securities, you should refer to the registration statement relating to this prospectus, including its exhibits. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

                            About Gasco Energy, Inc.

     Gasco Energy, Inc. is a natural gas and petroleum exploitation, development and production company engaged in locating and developing hydrocarbon prospects, primarily in the Rocky Mountain region. Our principal business strategy is to enhance stockholder value by using technologies new to a specific area to generate and develop high-potential exploitation prospects in this area. Our principal business is the acquisition of leasehold interests in petroleum and natural gas rights, either directly or indirectly, and the exploitation and development of properties subject to these leases. We are currently focusing our drilling efforts in the Riverbend Project located in the Uinta Basin of northeastern Utah, targeting the Wasatch, Mesaverde and Blackhawk formations.

     Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to "Gasco," "we," "us" or "our" are to Gasco Energy, Inc. and its subsidiaries.

                         About the Subsidiary Guarantors

     Gasco Production Company, San Joaquin Oil & Gas, Ltd., Riverbend Gas Gathering, LLC and Myton Oilfield Rentals, LLC constitute all of our subsidiaries as of the date of this prospectus and, unless otherwise indicated in an accompanying prospectus supplement, each will jointly and severally, fully, irrevocably and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. We refer to these subsidiaries guarantors in this prospectus as the "Subsidiary Guarantors." Financial information concerning our Subsidiary Guarantors will be included in our consolidated financial statements filed as a part of our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the extent required by the rules and regulations of the SEC.

                                  Risk Factors

     Your investment in our securities will involve risks. Before deciding whether an investment in our securities is appropriate for you, you should carefully consider the risks described below, in addition to the other information and risk factors contained in, or incorporated by reference into, this prospectus, including any risk factors contained in any annual report on Form 10-K incorporated by reference and any accompanying prospectus supplement.

Risks Related to Our Business

     We have incurred losses since our inception and will continue to incur losses in the future.

     To date, our operations have not generated sufficient operating cash flows to provide working capital for our ongoing overhead, the funding of our lease acquisitions and the exploration and development of our properties. Without adequate financing, we may not be able to successfully develop any prospects that we have or acquire and we may not achieve profitability from operations in the near future or at all.

     During the six months ended June 30, 2005 and the years ended December 31, 2004 and 2003, we incurred a net loss of $2,698,995, $4,205,830 and $2,526,525, respectively. As of June 30, 2005 and December 31, 2004, we had an accumulated deficit of $32,196,586 and $29,497,591, respectively. Our failure to achieve profitability in the future could adversely affect the trading price of our common stock, our ability to raise additional capital and our ability to continue as a going concern.

     The volatility of natural gas and oil prices could have a material adverse effect on our business.

     A sharp decline in the price of natural gas and oil prices would result in a commensurate reduction in our income from the production of oil and gas. In the event prices fall substantially, we may not be able to realize a profit from our production and would continue to operate at a loss. In recent decades, there have been periods of both worldwide overproduction and underproduction of hydrocarbons and periods of both increased and relaxed energy conservation efforts. Such conditions have resulted in periods of excess supply of, and reduced demand for, crude oil on a worldwide basis and for natural gas on a domestic basis. These periods have been followed by periods of short supply of, and increased demand for, crude oil and natural gas. The excess or short supply of crude oil has resulted in dramatic price fluctuations even during relatively short periods of seasonal market demand. Among the factors that can cause the price volatility are:

     o worldwide or regional demand for energy, which is affected by economic conditions;

     o    the domestic and foreign supply of natural gas and oil;

     o    weather conditions;

     o    domestic and foreign governmental regulations;

     o    political conditions in natural gas or oil producing regions;

     o the ability of members of the Organization of Petroleum Exporting Countries to agree upon and maintain oil prices and production levels;

     o    the price and availability of alternative fuels.

     o    acts of war, terrorism or vandalism; and

     o    market manipulation.

     All of our production is currently located in, and all of our future production is anticipated to be located in, the Rocky Mountain Region of the United States. The gas prices that we and other operators in the Rocky Mountain region have received and are currently receiving are at a discount to gas prices in other parts of the country. Factors that can cause price volatility for crude oil and natural gas within this region are:

     o the availability of gathering systems with sufficient capacity to handle local production;

     o    seasonal fluctuations in local demand for production;

     o    local and national gas storage capacity;

     o    interstate pipeline capacity; and

     o the availability and cost of gas transportation facilities from the Rocky Mountain region.

     In addition, because of our size we do not own or lease firm capacity on any interstate pipelines. As a result, our transportation costs are particularly subject to short-term fluctuations in the availability of transportation facilities. Our management believes that the steep discount in the prices it receives may be due to pipeline constraints out of the region, but there is no assurance that increased capacity will improve the prices to levels seen in other parts of the country in the future. Even if we acquire additional pipeline capacity, conditions may not improve due to other factors listed above.

     It is impossible to predict natural gas and oil price movements with certainty. Lower natural gas and oil prices may not only decrease our revenues on a per unit basis but also may reduce the amount of natural gas and oil that we can produce economically. A substantial or extended decline in natural gas and oil prices may materially and adversely affect our future business, financial condition, results of operations, liquidity and ability to finance planned capital expenditures. Further, oil prices and natural gas prices do not necessarily move together.

     Our oil and gas reserve information is estimated and may not reflect our actual reserves.

     Estimating accumulations of gas and oil is complex and is not exact because of the numerous uncertainties inherent in the process. The process relies on interpretations of available geological, geophysical, engineering and production data. The extent, quality and reliability of this technical data can vary. The process also requires certain economic assumptions, some of which are mandated by the SEC, such as gas and oil prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The accuracy of a reserve estimate is a function of:

     o    the quality and quantity of available data;

     o    the interpretation of that data;

     o    the accuracy of various mandated economic assumptions; and

     o    the judgment of the persons preparing the estimate.

The proved reserve information as of December 31, 2004, included herein is based on estimates prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers.

     The most accurate method of determining proved reserve estimates is based upon a decline analysis method, which consists of extrapolating future reservoir pressure and production from historical pressure decline and production data. The accuracy of the decline analysis method generally increases with the length of the production history. Since most of our wells had been producing less than three years as of December 31, 2004, their production history was relatively short, so other (generally less accurate) methods such as volumetric analysis and analogy to the production history of wells of other operators in the same reservoir were used in conjunction with the decline analysis method to determine our estimates of proved reserves. As our wells are produced over time and more data is available, the estimated proved reserves will be redetermined on an annual basis and may be adjusted based on that data.

     Actual future production, gas and oil prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable gas and oil reserves most likely will vary from our estimates. Any significant variance could materially affect the quantities and present value of our reserves. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development and prevailing gas and oil prices. Our reserves may also be susceptible to drainage by operators on adjacent properties.

     It should not be assumed that the present value of future net cash flows included herein is the current market value of our estimated proved gas and oil reserves. In accordance with SEC requirements, we generally base the estimated discounted future net cash flows from proved reserves on prices and costs on the date of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate.

     Future changes in commodity prices or our estimates and operational developments may result in impairment charges to our reserves.

     We may be required to write down the carrying value of our gas and oil properties when gas and oil prices are low or if there is substantial downward adjustments to the estimated proved reserves, increases in the estimates of development costs or deterioration in the exploration results.

     We follow the full cost method of accounting, under which, capitalized gas and oil property costs less accumulated depletion and net of deferred income taxes may not exceed an amount equal to the present value, discounted at 10%, of estimated future net revenues from proved gas and oil reserves plus the cost, or estimated fair value, if lower of unproved properties.

     Should  capitalized  costs  exceed this  ceiling,  an  impairment  would be recognized. The present value of estimated future net revenues is computed by applying current prices of gas and oil to estimated future production of proved gas and oil reserves as of period-end, less estimated future expenditures to be incurred in developing and producing the proved reserves assuming the continuation of existing economic conditions. Once an impairment of gas and oil properties is recognized, it is not reversible at a later date even if oil or gas prices increase.

     The development of oil and gas properties involves substantial risks that may result in a total loss of investment.

     The business of exploring for and producing oil and gas involves a substantial risk of investment loss that even a combination of experience, knowledge and careful evaluation may not be able to overcome. Drilling oil and gas wells involves the risk that the wells will be unproductive or that, although productive, the wells do not produce oil and/or gas in economic quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder drilling operations.

     A productive well may become uneconomic in the event water or other deleterious substances are encountered, which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is contaminated with water or other deleterious substances.

     We may not be able to obtain adequate financing to continue our operations.

     We have relied in the past primarily on the sale of equity capital and farm-out and other similar types of transactions to fund working capital and the acquisition of our prospects and related leases. Failure to generate operating cash flow or to obtain additional financing could result in substantial dilution of our property interests, or delay or cause indefinite postponement of further exploration and development of our prospects with the possible loss of our properties.

     We will require significant additional capital to fund our future activities and to service current and any future indebtedness. In particular, we face uncertainties relating to our ability to generate sufficient cash flows from operations to fund the level of capital expenditures required for our oil and gas exploration and production activities and our obligations under various agreements with third parties relating to exploration and development of certain prospects. Our failure to find the financial resources necessary to fund our planned activities and service our debt and other obligations could adversely affect our business.

     We compete with larger companies in acquiring properties and operating and drilling services.

     Our natural gas and petroleum exploration activities take place in a highly competitive and speculative business atmosphere. In seeking suitable natural gas and petroleum properties for acquisition, we compete with a number of other companies operating in our areas of interest, including large oil and gas companies and other independent operators with greater financial resources. We do not believe that our competitive position in the petroleum and natural gas industry will be significant.

     We anticipate a competitive market for obtaining drilling rigs and services, and the manpower to operate them. The current high level of drilling activity in our areas of exploration may have a significant adverse impact on the timing and profitability of our operations. In addition, we are required to obtain drilling and right of way permits for our wells, and there is no assurance that such permits will be available on a timely basis or at all.

     We may suffer losses or incur liability for events that we or the operator of a property have chosen not to insure against.

     Although management believes the operator of any property in which we may acquire interests will acquire and maintain appropriate insurance coverage in accordance with standard industry practice, we may suffer losses from uninsurable hazards or from hazards which we or the operator have chosen not to insure against because of high premium costs or other reasons. We may become subject to liability for pollution, fire, explosion, blowouts, cratering and oil spills against which we cannot insure or against which we may elect not to insure. Such events could result in substantial damage to oil and gas wells, producing facilities and other property and personal injury. The payment of any such liabilities may have a material adverse effect on our financial position.

     We may incur losses as a result of title deficiencies in the properties in which we invest.

     If an examination of the title history of a property that we have purchased reveals a petroleum and natural gas lease that has been purchased in error from a person who is not the owner of the mineral interest desired, our interest would be worthless. In such an instance, the amount paid for such petroleum and natural gas lease or leases would be lost.

     It is our practice, in acquiring petroleum and natural gas leases, or undivided interests in petroleum and natural gas leases, not to undergo the expense of retaining lawyers to examine the title to the mineral interest to be placed under lease or already placed under lease. Rather, we will rely upon the judgment of petroleum and natural gas lease brokers or landmen who perform the fieldwork in examining records in the appropriate governmental office before attempting to acquire a lease in a specific mineral interest.

     Prior to the drilling of a petroleum and natural gas well, however, it is the normal practice in the petroleum and natural gas industry for the person or company acting as the operator of the well to obtain a preliminary title review of the spacing unit within which the proposed petroleum and natural gas well is to be drilled to ensure there are no obvious deficiencies in title to the well. Frequently, as a result of such examinations, certain curative work must be done to correct deficiencies in the marketability of the title, and such curative work entails expense. The work might include obtaining affidavits of heirship or causing an estate to be administered.

     Our ability to market the oil and gas that we produce is essential to our business.

     Several factors beyond our control may adversely affect our ability to market the oil and gas that we discover. These factors include the proximity, capacity and availability of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. The extent of these factors cannot be accurately predicted, but any one or a combination of these factors may result in our inability to sell our oil and gas at prices that would result in an adequate return on our invested capital. For example, we currently distribute the gas that we produce through a single pipeline. If this pipeline were to become unavailable, we would incur additional costs to secure a substitute facility in order to deliver the gas that we produce.

     We  could  become  subject  to  certain   Questar   Pipeline   Company  Gas
     Requirements.

     We currently deliver all of our gathered gas into a Questar Pipeline Company main line transportation system. Questar is currently evaluating their gas quality requirements to transport gas on their system. These requirements could and most likely, would be imposed on all companies delivering gas into their main line. If Questar should require companies to meet more strict quality requirements, there is no assurance that we could meet the new requirements in the short term future. It is possible that we would need to make significant capital expenditures to meet the new gas quality requirements and/or to transport our gas. During this process and/or adding new transportation facilities, our production could be severely curtailed or even shut-in completely.

     Environmental costs and liabilities and changing environmental regulation could materially affect our cash flow

     Our operations are subject to stringent federal, state and local laws and regulations relating to environmental protection. These laws and regulations may require the acquisition of permits or other governmental approvals, limit or prohibit our operations on environmentally sensitive lands, and place burdensome restrictions on the management and disposal of wastes. Failure to comply with these laws may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, and the issuance of injunctions that may delay or prevent our operations. Any stringent changes to these environmental laws and regulations may result in increased costs to us with respect to the disposal of wastes, the performance of remedial activities, and the incurrence of capital expenditures. Please read "Description of Business--Governmental Regulations and Environmental Laws" in our Annual Report on Form 10-K for the Year Ended December 31, 2004.

     We are subject to complex governmental regulations which may adversely affect the cost of our business.

     Petroleum and natural gas exploration, development and production are subject to various types of regulation by local, state and federal agencies. We may be required to make large expenditures to comply with these regulatory requirements. Legislation affecting the petroleum and natural gas industry is under constant review for amendment and expansion. Also, numerous departments and agencies, both federal and state, are authorized by statute to issue and have issued rules and regulations binding on the petroleum and natural gas industry and its individual members, some of which carry substantial penalties for failure to comply. Any increases in the regulatory burden on the petroleum and natural gas industry created by new legislation would increase our cost of doing business and, consequently, adversely affect our profitability. A major risk inherent in drilling is the need to obtain drilling and right of way permits from local authorities. Delays in obtaining drilling and/or right of way permits, the failure to obtain a drilling and/or right of way permit for a well or a permit with unreasonable conditions or costs could have a materially adverse effect on our ability to effectively develop our properties.

     Our competitors may have greater resources which could enable them to pay a higher price for properties and to better withstand periods of low market prices for hydrocarbons.

     The petroleum and natural gas industry is intensely competitive, and we compete with other companies, which have greater resources. Many of these companies not only explore for and produce crude petroleum and natural gas but also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. Such companies may be able to pay more for productive petroleum and natural gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, such companies may have a greater ability to continue exploration activities during periods of low hydrocarbon market prices. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment.

     We may have difficulty managing growth in our business.

     Because of our small size, growth in accordance with our business plans, if achieved, will place a significant strain on our financial, technical, operational and management resources. As we expand our activities and increase the number of projects we are evaluating or in which we participate, there will be additional demands on our financial, technical and management resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of experienced managers, geoscientists and engineers, could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan.

     Because our reserves and production are concentrated in a small number of properties, production problems or significant changes in reserve estimates related to any property could have a material impact on our business.

     Our current reserves and production primarily come from producing properties in Utah and Wyoming. If mechanical problems, depletion or other events reduced a substantial portion of the production, our cash flows would be adversely affected. If the actual reserves associated with our fields are less than our estimated reserves, our results of operations and financial condition could be adversely affected.

     Financial difficulties encountered by our partners or third-party operators could adversely affect the exploration and development of our prospects.

     Liquidity and cash flow problems encountered by our partners or the co-owners of our properties may prevent or delay the drilling of a well or the development of a project. Our partners and working interest co-owners may be unwilling or unable to pay their share of the costs of projects as they become due. In the case of a farm-out partner, we would have to find a new farm-out partner or obtain alternative funding in order to complete the exploration and development of the prospects subject to the farm-out agreement. In the case of a working interest owner, we could be required to pay the working interest owner's share of the project costs. We cannot assure you that we would be able to obtain the capital necessary to fund either of these contingencies or that we would be able to find a new farm-out partner.

     Shortages of supplies, equipment and personnel may adversely affect our operations.

     Our ability to conduct operations in a timely and cost effective manner depends on the availability of supplies, equipment and personnel. The oil and gas industry is cyclical and experiences periodic shortages of drilling rigs, supplies and experienced personnel. Shortages can delay operations and materially increase operating and capital costs.

     Hedging our production may result in losses.

     We currently have no hedging agreements in place. However, we may in the future enter into arrangements to reduce our exposure to fluctuations in the market prices of oil and natural gas. We may enter into oil and gas hedging contracts in order to increase credit availability. Hedging will expose us to risk of financial loss in some circumstances, including if:

o        production is less than expected;

o        the other party to the contract defaults on its obligations; or

o there is a change in the expected differential between the underlying price in the hedging agreement and actual prices received.

     In addition, hedging may limit the benefit we would otherwise receive from increases in the prices of oil and gas. Further, if we do not engage in hedging, we may be more adversely affected by changes in oil and gas prices than our competitors who engage in hedging.

     Our success depends on our key management personnel, the loss of any of whom could disrupt our business.

     The success of our operations and activities is dependent to a significant extent on the efforts and abilities of our management. The loss of services of any of our key managers could have a material adverse effect on our business. We have not obtained "key man" insurance for any of our management. Mr. Erickson is the President and Chief Executive Officer of Gasco, and Mr. Decker is an Executive Vice President and the Chief Operating Officer of Gasco. The loss of their services may adversely affect our business and prospects.

     Our officers and directors are engaged in other businesses, which may result in conflicts of interest.

     Certain of our officers and directors also serve as directors of other companies or have significant shareholdings in other companies. For example, our chairman, Marc A. Bruner, is the largest shareholder and Chairman of the Advisory Committee of Galaxy Energy Corporation. As Advisory Committee Chairman, Mr. Bruner is involved in identifying and acquiring large land packages for exploitation and development by Galaxy. Mr. Bruner also serves as the Chairman and Chief Operating Officer of Falcon Oil and Gas, Ltd. Falcon's current drilling activities include projects in Romania and Hungary. In addition, another of our directors, C. Tony Lotito, is a Director of Galaxy, and currently serves as the Executive Vice President, Chief Financial Officer, Secretary-Treasurer and a member of the Board of Directors of GSL Energy Corporation, which is majority owned by Mr. Bruner.

     To the extent that such other companies participate in ventures in which we may participate, or compete for prospects or financial resources with us, these officers and directors will have a conflict of interest in negotiating and concluding terms relating to the extent of such participation. In the event that such a conflict of interest arises at a meeting of the board of directors, a director who has such a conflict must disclose the nature and extent of his interest to the board of directors and abstain from voting for or against the approval of such participation or such terms.

     In accordance with the laws of the State of Nevada, our directors are required to act honestly and in good faith with a view to the best interests of Gasco. In determining whether or not we will participate in a particular program and the interest therein to be acquired by it, the directors will primarily consider the degree of risk to which we may be exposed and its financial position at that time.

     It may be difficult to enforce judgments predicated on the federal securities laws on some of our board members who are not U.S. residents.

     Two of our directors reside outside the United States and maintain a substantial portion of their assets outside the United States. As a result it may be difficult or impossible to effect service of process within the United States upon such persons, to bring suit in the United States or to enforce, in the U.S. courts, any judgment obtained there against such persons predicated upon any civil liability provisions of the U.S. federal securities laws.

     Foreign courts may not entertain original actions against our directors or officers predicated solely upon U.S. federal securities laws. Furthermore, judgments predicated upon any civil liability provisions of the U.S. federal securities laws may not be directly enforceable in foreign countries.

Risks Related to Our Capital Stock

     Our common stock has experienced, and may continue to experience, price volatility and a low trading volume.

     The trading price of our common stock has been and may continue to be subject to large fluctuations, which may result in losses to investors. Our stock price may increase or decrease in response to a number of events and factors, including:

     o    the results of our exploratory drilling;

     o    trends in our industry and the markets in which we operate;

     o    changes in the market price of the commodities we sell;

     o changes in financial estimates and recommendations by securities analysts;

     o    acquisitions and financings;

     o    quarterly variations in operating results;

     o the operating and stock price performance of other companies that investors may deem comparable; and

     o    purchases or sales of blocks of our common stock.

This volatility may adversely affect the price of our common stock regardless of our operating performance.

     Shares eligible for future sale may cause the market price for our common stock to drop significantly, even if our business is doing well.

     If our existing shareholders sell our common stock in the market following this offering, or if there is a perception that significant sales may occur, the market price of our common stock could drop significantly. In such case, our ability to raise additional capital in the financial markets at a time and price favorable to us might be impaired. In addition, our board of directors has the authority to issue additional shares of our authorized but unissued common stock without the approval of our shareholders. Additional issuance of common stock would dilute the ownership percentage of existing shareholders and may dilute the earnings per share of our common stock. As of June 30, 2005, we had 71,346,436 shares of common stock issued and outstanding. As of such date, there were 9,262,250 shares of common stock issuable upon exercise of outstanding options and conversion of our Series B Convertible Preferred Stock ("Preferred Stock"). Additional options may be granted to purchase 1,556,721 shares of common stock under our stock option plan and an additional 179,150 shares of common stock are issuable under our restricted stock plan. As of December 31 of each year, the number of shares of common stock issuable under our stock option plan automatically increases so that the total number of shares of common stock issuable under such plan is equal to 10% of the total number of shares of common stock outstanding on such date.

     We have not previously paid dividends on our common stock and we do not anticipate doing so in the foreseeable future.

     We have not in the past paid, and do not anticipate paying in the foreseeable future, cash dividends on our common stock. Any future decision to pay a dividend and the amount of any dividend paid, if permitted, will be made at the discretion of our board of directors.

     We have anti-takeover provisions in our certificate of incorporation and bylaws that may discourage a change of control.

     Our articles of incorporation and bylaws contain several provisions that could delay or make more difficult the acquisition of us through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of our common stock.

     Under the terms of our articles of incorporation and as permitted under Nevada law, we have elected not to be subject to Nevada's anti-takeover law. This law provides that specified persons who, together with affiliates and associates, own, or within three years did own, 15% or more of the outstanding voting stock of a corporation could not engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder. With the approval of our stockholders, we may amend our articles of incorporation in the future to become governed by the anti-takeover law. This provision would then have an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock.

Risks Related to Debt Securities

     If an active trading market does not develop for a series of debt securities sold pursuant to this prospectus, you may be unable to sell any such debt securities or to sell any such debt securities at a price that you deem sufficient.

     Unless otherwise specified in an accompanying prospectus supplement, any debt securities sold pursuant to this prospectus will be new securities for which there currently is no established trading market. We may not list any debt securities sold pursuant to this prospectus on a national securities exchange. While the underwriters of a particular offering of debt securities may advise us that they intend to make a market in those debt securities, the underwriters will not be obligated to do so and may stop their market making at any time. No assurance can be given:

     o that a market for any series of debt securities will develop or continue;

     o    as to the liquidity of any market that does develop; or

     o as to your ability to sell any debt securities you may own or the price at which you may be able to sell your debt securities.

     A guarantee of debt securities could be voided if the guarantors fraudulently transferred their guarantees at the time they incurred the indebtedness, which could result in the holders of debt securities being able to rely on only Gasco Energy, Inc. to satisfy claims.

     Any series of debt securities issued pursuant to this prospectus may be fully, irrevocably and unconditionally guaranteed by the Subsidiary Guarantors. However, under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under a guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

     o intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

     o    was insolvent or rendered insolvent by reason of such incurrence;

     o was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     o intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

     In addition, any payment by that guarantor under a guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

     o the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

     o the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

     o    it could not pay its debts as they became due.

                       Where You Can Find More Information

     We file annual, quarterly and current reports and other information with the SEC. You may inspect and copy such material at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. You can also find our SEC filings at the SEC's website at www.sec.gov. You may also find information about us on our website (www.gascoenergy.com). Information contained on our website is not part of this prospectus.

     The SEC allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration statement, you should always check for reports we may have filed with the SEC after the date of this prospectus. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

     o our Annual Report on Form 10-K, as amended by our Annual Report on Form 10-K/A (Amendment Nos. 1 and 2), for the fiscal year ended December 31, 2004;

     o our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005;

     o our Quarterly Report on Form 10-Q/A (Amendment No. 1) for the fiscal quarter ended June 30, 2005; and

     o our current reports on Form 8-K filed on January 5, 2005; January 26, 2005; January 31, 2005; February 7, 2005; February 11, 2005; February 24, 2005; March 7, 2005; March 17 2005 (excluding Item 2.02 information); April 6, 2005; July 6, 2005; and August 8, 2005.

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) subsequent to the date of this filing and prior to the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     All filings filed by us pursuant to the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and (ii) prior to effectiveness of the registration statement of which this prospectus is a part, shall be deemed to be incorporated by reference into the prospectus.

     We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this prospectus. Requests for such copies should be directed to W. King Grant, Chief Financial Officer and Secretary, Gasco Energy, Inc., 8 Inverness Drive, Suite 100, Englewood, Colorado 80112, by mail, or if by telephone at (303) 483-0044.

           Cautionary Statements Regarding Forward-Looking Statements

      Some of the information in this prospectus contains forward-looking statements within the meanings of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). These statements express, or are based on, our expectations about future events. Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe" or
"continue" or the negative thereof or similar terminology. They include statements regarding our:

     o    financial position;

     o    business strategy;

     o    budgets;

     o    amount, nature and timing of capital expenditures;

     o    estimated reserves of natural gas and oil;

     o    drilling of wells;

     o    acquisition and development of oil and gas properties;

     o    timing and amount of future production of natural gas and oil;

     o    operating costs and other expenses; and

     o    cash flow and anticipated liquidity.

      Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under "Risk Factors" and include:

     o    our ability to generate sufficient cash flow to operate;

     o    the lack of liquidity of our common stock;

     o    the risks associated with exploration;

     o    natural gas and oil price volatility;

     o    the fluctuation in the demand for natural gas and oil;

     o uncertainties in the projection of future rates of production and timing of development expenditures;

     o    operating hazards attendant to the natural gas and oil business;

     o    downhole   drilling  and  completion  risks  that  are  generally  not recoverable from third parties or insurance;

     o potential mechanical failure or under-performance of significant wells;

     o    climatic conditions;

     o    availability and cost of material and equipment;

     o    delays in anticipated start-up dates;

     o    actions or inactions of third-party operators of our properties;

     o    our ability to find and retain skilled personnel;

     o    availability of capital;

     o    the strength and financial resources of our competitors;

     o    regulatory developments;

     o    environmental risks; and

     o    general economic conditions.

         Any of the factors listed above and other factors contained in this prospectus could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. We cannot assure you that our future results will meet our expectations.

         When you consider these forward-looking statements, you should keep in mind these risk factors and the other cautionary statements in this annual report. Our forward-looking statements speak only as of the date made.

                                 Use of Proceeds

     Except as may otherwise be described in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered pursuant to this prospectus and any accompanying prospectus supplement will be used for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement.

                       Ratios of Earnings to Fixed Charges
               and Combined Fixed Charges and Preferred Dividends

     For purposes of determining the ratios of earnings to fixed charges and combined fixed charges and preferred dividends, earnings are defined as income
(loss) before cumulative effect of change in accounting principle plus interest expense and amortization of debt related costs, and fixed charges are defined as interest expense, amortization of debt related costs, capitalized interest and expenses related to indebtedness. Preferred dividends consist of preferred stock dividends "grossed up" to reflect the pre-tax amount.

                                                                                                      Six Months
                                                                                                        Ended
                                                        Fiscal Year Ended December 31,                 June 30,
                                              ---------------------------------------------------  -----------------
                                                2000       2001       2002      2003      2004           2005
                                                ----       ----       ----      ----      ----           ----
Ratio of earnings to fixed charges........       (1)       (1)        (1)        (1)      (1)            (1)
Ratio of earnings to combined fixed charges
 and preferred dividends..................       (2)       (2)        (2)        (2)      (2)            (2)
------------

(1) Our consolidated ratio of earnings to fixed charges was less than 1.0 for the periods indicated. To achieve a consolidated ratio of earnings to fixed charges of 1.0, we would have had to generate additional earnings of $843,261, $4,129,459, $5,649,682, $2,821,010 and $4,346,683 for the fiscal years ended
December 31, 2000, 2001, 2002 and 2003 and 2004 respectively, and $2,720,207 for the six months ended June 30, 2005.

(2) Our consolidated ratio of earnings to combined fixed charges and preferred dividends was less than 1.0 for the periods indicated. To achieve a consolidated ratio of earnings to fixed charges of 1.0, we would have had to generate additional earnings of $843,261, $4,129,459, $5,649,682, $3,125,182 and
$4,487,536 for the fiscal years ended December 31, 2000, 2001, 2002 and 2003 and 2004 respectively, and $2,741,419 for the six months ended June 30, 2005.

                         Description of Debt Securities

     The Debt Securities will be either our senior debt securities ("Senior Debt Securities") or our subordinated debt securities ("Subordinated Debt Securities"). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate Indentures among us, our subsidiaries, if our subsidiaries are guarantors of the Debt Securities, and Wells Fargo Bank, National Association as Trustee (the "Trustee"). Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture." Together, the Senior Indenture and the Subordinated Indenture are called the "Indentures."

     The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

     Unless the Debt Securities are guaranteed by our subsidiaries as described below, the rights of Gasco and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization, will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

     We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. In the summary below, we have included references to article or section numbers of the applicable Indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular articles or sections or defined terms of the Indentures, those articles or sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

     The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series (Section 301). We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities may be our secured or unsecured obligations.

     The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined in the Indentures) as described under "--Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any Subordinated Debt Securities.

     If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock (Section 301).

     If specified in the prospectus supplement, our subsidiaries (the "Subsidiary Guarantors") will unconditionally guarantee (the "Subsidiary Guarantees") on a joint and several basis the Debt Securities as described under "--Subsidiary Guarantees" and in the prospectus supplement. The Subsidiary Guarantees will be unsecured obligations of each Subsidiary Guarantor. Subsidiary Guarantees of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantors on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

     The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

     (1) the title of the Debt Securities;

     (2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

     (3) whether the Subsidiary Guarantors will provide Subsidiary Guarantees of the Debt Securities;

     (4) any limit on the aggregate principal amount of the Debt Securities;

     (5) the dates on which the principal of the Debt Securities will be payable;

     (6) the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

     (7) the places where payments on the Debt Securities will be payable;

     (8) any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

     (9) any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

     (10) the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

     (11) whether the Debt Securities are defeasible;

     (12) any addition to or change in the Events of Default;

     (13) whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

     (14) any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

     (15) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture (Section 301).

     Debt Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

     The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and such indebtedness may also be senior in right of payment to all of our Subordinated Debt (Article Twelve of the Subordinated Indenture). The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

     o the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

     o the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

     o the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

     The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

     The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment (Section 1202 of the Subordinated Indenture).

     The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under "--Legal Defeasance and Covenant Defeasance" (Section 1215 of the Subordinated Indenture).

Subsidiary Guarantees

     If specified in the prospectus supplement, the Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantees of the Subsidiary Guarantors.

     Subject  to  the   limitations   described  below  and  in  the  prospectus
supplement, the Subsidiary Guarantors will, jointly and severally, unconditionally guarantee the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the "Guaranteed Obligations"). The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor (Section 1302).

     In the case of Subordinated Debt Securities, a Subsidiary Guarantor's Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture (Article Fourteen of the Subordinated Indenture).

     Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally (Section 1306).

     Each Subsidiary Guarantee will be a continuing guarantee and will:

     (1) remain in full force and effect until either (a) payment in full of all the applicable Debt Securities (or such Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or
(b) released as described in the following paragraph;

     (2) be binding upon each Subsidiary Guarantor; and

     (3) inure to the benefit of and be enforceable by the applicable Trustee, the Holders and their successors, transferees and assigns.

     In the event that a Subsidiary Guarantor ceases to be a Subsidiary, either legal defeasance or covenant defeasance occurs with respect to the series or all or substantially all of the assets or all of the Capital Stock of such Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder, and no other person acquiring or owning the assets or Capital Stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee; provided, in each case, that the transaction or transactions resulting in such Subsidiary Guarantor's ceasing to be a Subsidiary are carried out pursuant to and in compliance with all of the
applicable  covenants  in  the  Indenture  (Section  1304).  In  addition,   the
prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Form, Exchange and Transfer

     The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof (Section 302).

     At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount (Section 305).

     Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement (Section 305). We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series (Section 1002).

     If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part (Section
305).

Global Securities

     Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

     Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

     (1) the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

     (2) an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities; or

     (3) other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

     All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct (Sections 205 and 305).

     As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture (Section 308). Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

     Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Trustee, our agents or the Trustee's agents will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest (Section 307).

     Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series (Section 1002).

     All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment (Section 1003).

Consolidation, Merger and Sale of Assets

     Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a "successor Person"), and may not permit any Person to consolidate with or merge into us, unless:

     (1) the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

     (2) immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

     (3) several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met (Section 801).

Events of Default

     Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

     (1) failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

     (2) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

     (3) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

     (4) failure to perform or comply with the provisions described under "--Consolidation, Merger and Sale of Assets";

     (5) failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

      (6) certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor (Section 501); and

     (7) if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor's obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture) (Section 501).

     If an Event of Default (other than an Event of Default with respect to Gasco described in clause (6) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to Gasco described in clause (6) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture (Section 502). For information as to waiver of defaults, see "--Modification and Waiver" below.

     Subject to the provisions of the Indentures relating to the duties of the Trustee in case an Event of Default has occurred and is continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity (Section 603). Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series (Section 512).

     No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

     (1) such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

     (2) the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

     (3) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 507).

     However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security (Section 508).

     We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults (Section 1004).

Modification and Waiver

     Modifications and amendments of an Indenture may be made by us and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

     (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

     (2) reduce the principal amount of, or any premium or interest on, any Debt Security;

     (3) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

     (4) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

     (5) impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

     (6) modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the applicable Debt Securities;

     (7) except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

     (8)  reduce  the  percentage  in  principal   amount  of  Outstanding  Debt
Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

     (9)  reduce  the  percentage  in  principal   amount  of  Outstanding  Debt
Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

     (10) modify such provisions with respect to modification, amendment or waiver; or

     (11) following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder (Section 902).

     The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture (Section 1009). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series (Section 513).

     Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

     (1) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

     (2) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

     (3) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

     (4) certain Debt Securities, including those owned by us or any of our Affiliates will not be deemed to be Outstanding (Section 101).

     Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time (Section
104).

Satisfaction and Discharge

     Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

     (1) either:

              (a) all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

              (b) all outstanding Debt Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

     (2) we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

     (3) we have delivered an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied (Article Four).

Legal Defeasance and Covenant Defeasance

     If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 1502, relating to defeasance and discharge of indebtedness, which we call "legal defeasance" or Section 1503, relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call "covenant defeasance" (Section 1501).

     Legal Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have Section 1502 applied to any Debt Securities, we will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

     (1) we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, and legal defeasance were not to occur;

     (2) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any

Event of Default described in clause (6) under "--Events of Default," at any time until 121 days after such deposit;

     (3) such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

     (4) in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

     (5) we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940 (Sections 1502 and 1504).

     Covenant Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have Section 1503 applied to any Debt Securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) under "Events of Default" and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination (but not to conversion, if applicable) will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective
Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments (Sections 1503 and 1504).

Notices

     Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register (Sections 101 and 106).

Title

     We, the Trustee and any agent of us or the Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes (Section 308).

Governing Law

     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York (Section 112).

                          Description of Capital Stock

     Set forth below is a description of the material terms of our capital stock. However, this description is not complete and is qualified by reference to our certificate of incorporation (including our certificates of designation) and bylaws. Copies of our certificate of incorporation (including our certificates of designation) and bylaws are available from us upon request. These documents have also been filed with the SEC. Please read "Where You Can Find More Information."

Authorized Capital Stock

     Our authorized capital stock consists of 300,000,000 shares of common stock, par value $.0001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share, of which 20,000 shares are designated as Series B Convertible Preferred Stock.

Common Stock

     Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of common stock can elect all of the members of the board of directors standing for election, subject to the rights, powers and preferences of any outstanding series of preferred stock. Subject to the rights and preferences of any preferred stock that are outstanding or that we may issue in the future, the holders of common stock are entitled to receive:

     o    dividends as may be declared by our board of directors; and

     o pro rata, based on the number of shares held, all of our assets available for distribution to our common stockholders in liquidation.

     There are no preemptive rights or redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

     Subject to the provisions of our articles of incorporation and legal limitations, our board of directors has the authority, without further vote or action by the stockholders:

     o to issue up to 5,000,000 shares of preferred stock in one or more series; and

     o to fix the rights, preferences, privileges and restrictions of our preferred stock, including provisions related to dividends, conversion, voting, redemption, liquidation and the number of shares constituting the series or the designation of that series, which may be superior to those of the common stock.

     The issuance of shares of preferred stock by our board of directors as described above may adversely affect the rights of the holders of our common stock. For example, preferred stock may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. The issuance of shares of preferred stock may discourage third-party bids for our common stock or may otherwise adversely affect the market price of the common stock. In addition, the preferred stock may enable our board of directors to make more difficult or to discourage attempts to obtain control of our company through a hostile tender offer, proxy contest, merger or otherwise or to make changes in our management.

Series B Preferred Stock

     Subject to the provisions of our articles of incorporation and the Certificate of Designation governing the terms of our Series B Preferred Stock, our board of directors has the authority to issue up to 20,000 shares of Series B Preferred Stock, of which 11,339 shares have been issued, 943 of which are outstanding as of June 30, 2005.

     Ranking. Our Series B Preferred Stock ranks senior to our common stock as to dividend rights or rights upon our liquidation, winding-up or dissolution.

     Dividends. Each share of Series B Preferred Stock is entitled to receive, when and as declared by the Board of Directors, in preference to the holders of our common stock and any other series of our capital stock ranking junior to the Series B Preferred Stock, dividends at a rate of 7% per annum of the Liquidation Preference (as defined below) per share calculated on the basis of a 365-day year, payable on each June 30 and December 31, beginning June 30, 2003. We have the option to pay such dividends in either cash, shares of common stock or additional shares of Series B Preferred Stock.

     Liquidation Preference. In the event of any liquidation or winding up of Gasco, the holders of the outstanding shares of Series B Preferred Stock will be entitled to receive, in preference to the common stock and any other series of our capital stock ranking junior to the Series B Preferred Stock, an amount per share equal to $440.00 per share of the Series B Preferred Stock (the "Liquidation Preference"), plus any accrued and unpaid dividends. After payment of the Series B Preferred Stock liquidation preference, the remainder of our assets will be distributed to the holders of the common stock and any other junior stock.

     Conversion. The holders of shares of Series B Preferred Stock have the right to convert each share of Series B Preferred Stock into a number of shares of common stock equal to the Liquidation Preference divided by the Conversion Price. The Conversion Price is currently equal to $0.70 and is subject to adjustment upon the occurrence of certain corporate events.

     In the event a majority of the Board of Directors and the holders of at least 65% of the outstanding shares of Series B Preferred Stock, acting as a class, shall vote to convert all of the shares of Series B Preferred Stock into shares of common stock, all outstanding shares of Series B Preferred Stock shall be converted, without further act of Gasco or its stockholders, into shares of common stock at the Conversion Price.

     Optional Redemption. We do not have the right to cause the redemption of the Series B Preferred Stock prior to February 10, 2006. On and after February 10, 2006, we have the right to redeem the outstanding shares of Series B Preferred Stock, in whole or in part, at a price equal to 105% of the Liquidation Preference, (the "Redemption Price") plus accrued and unpaid dividends.

     Voting Rights. Each share of Series B Preferred Stock is entitled to vote together with the shares of common stock and carries a number of votes equal to the fraction, the numerator of which shall equal $440 and the denominator of which shall equal the Conversion Price. In addition, the approval of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting separately as a class, is required to approve (i) any amendments to the Certificate of Designation governing the Series B Preferred Stock or (ii) a merger of Gasco, other than a Qualified Merger, as such term is defined in the Certificate of Designation. Generally, a Qualified Merger means a merger with a public company or a merger where Gasco is a surviving company and the fair market value of each share of common stock following the merger is at least 150% of the Conversion Price.

     Series B Director. The holders of shares of Series B Preferred Stock are entitled to elect annually one director to our Board of Directors. In addition to the voting rights afforded the holders of the Series B Preferred Stock, we may not without the consent of the Series B Director (i) authorize or issue any stock that ranks senior to or in parity with the Series B Preferred Stock, or
(ii) make certain restricted payments.

Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws

     Our articles of incorporation and bylaws contain several provisions that could delay or make more difficult the acquisition of us through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of our common stock.

Written Consent of Stockholders

     Our bylaws provide that any action required or permitted to be taken by our stockholders may be taken at a duly called meeting of stockholders or by the written consent of 100% of the outstanding voting power.

Special Meetings of Stockholders

     Subject to the rights of the holders of any series of preferred stock, our bylaws provide that special meetings of the stockholders may be called by the board of directors by the resolution of a majority of our board of directors or at the written demand of 60% of the shares outstanding and entitled to vote by our President or by one of our Vice Presidents.

Advance Notice Procedure for Director Nominations and Stockholder Proposals

     Our bylaws provide that adequate notice must be given to nominate candidates for election as directors or to make proposals for consideration at annual meetings of stockholders. Notice of a stockholder's intent to nominate a director must be delivered to or mailed and received at our principal executive offices as follows:

o for an election to be held at the annual meeting of stockholders, not later than 90 calendar days, nor earlier than 120 calendar days, prior to the anniversary date of the immediately preceding annual meeting of stockholders; and

o for an election to be held at a special meeting of stockholders, not later than the later of (1) 90 calendar days, nor earlier than 120 calendar days, prior to the special meeting or (2) 10 calendar days following the public announcement of the special meeting.

     Notice of a stockholder's intent to raise business at an annual meeting must be received at our principal executive offices not later than 90 calendar days, nor earlier than 120 calendar days, prior to the anniversary date of the preceding annual meeting of stockholders.

     These procedures may operate to limit the ability of stockholders to bring business before a stockholders meeting, including the nomination of directors and the consideration of any transaction that could result in a change in control and that may result in a premium to our stockholders.

Amendment of the Bylaws

     Our board of directors may amend or repeal the bylaws and adopt new bylaws. The holders of common stock may amend or repeal the bylaws and adopt new bylaws by a majority vote.

Nevada Takeover Statute

     Under the terms of our articles of incorporation and as permitted under Nevada law, we have elected not to be subject to Nevada's anti-takeover law. This law provides that specified persons who, together with affiliates and associates, own, or within three years did own, 15% or more of the outstanding voting stock of a corporation could not engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder. The law defines the term "business combination" to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. With the approval of our stockholders, we may amend our articles of incorporation in the future to become governed by the anti-takeover law. This provision would then have an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. By opting out of the Nevada anti-takeover law, third parties could pursue a takeover transaction that was not approved by our board of directors.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is ComputerShare Investor Services, and its telephone number is (303) 262-0600.

                        Description of Depositary Shares

General

     We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the "Bank Depositary"). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

     We have summarized selected provisions of a depositary agreement and the related depositary receipts. The summary is not complete. The forms of the deposit agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC on a Current Report on Form 8-K prior to our offering of the depositary shares, and you should read such documents for provisions that may be important to you.

Dividends and Other Distributions

     If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. If the Bank Depositary, however, determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

     If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

     Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder's depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

     The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

     Upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Resignation and Removal of Bank Depositary

     The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. Such successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

                              Plan of Distribution

     Any of the securities being offered hereby may be sold in any one or more of the following ways from time to time:

     o    through agents;

     o    to or through underwriters;

     o    through dealers; or

     o    directly by us.

     The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. We may periodically engage agents or underwriters in connection with at-the-market offerings or negotiated transactions involving our common stock.

     If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is being delivered to the public. If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such securities will be obligated to purchase all such securities if any are purchased.

     We may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the price at which securities are first offered to the public (with additional underwriting commissions or discounts), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

     If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and their terms of the transaction will be set forth in the prospectus supplement relating thereto.

     Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.

     If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

     Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.

     Each series of securities will be a new issue and, other than our common stock, which is listed on the American Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

     Agents,   underwriters   and  dealers  may  be  customers   of,  engage  in
transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

                                  Legal Matters

     The validity of the common stock, preferred stock, debt securities, guarantees and depositary shares offered by this prospectus have been passed upon for us by Dill Dill Carr Stonbraker & Hutchings, P.C., Denver, Colorado.
Legal counsel to any underwriters may pass upon legal matters for such underwriters.

                                     Experts

     The consolidated balance sheet as of December 31, 2004 and related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2004 incorporated in this prospectus by reference to the annual report on Form 10-K of Gasco Energy, Inc. for the year ended December 31, 2004, and management's report on the effectiveness of internal control over financial reporting of Gasco Energy, Inc. incorporated in this prospectus by reference to the annual report on Form 10-K/A (Amendment No. 1) of Gasco Energy, Inc. for the year ended December 31, 2004, have been audited by Hein & Associates LLP, an independent registered public accounting firm, to the extent and for the periods indicated in their reports incorporated by reference and are included in reliance upon such report and upon authority of such Firm as experts in accounting and auditing.

     The consolidated balance sheet of Gasco Energy, Inc. and its subsidiaries as of December 31, 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2003, incorporated in this prospectus by reference to the annual report on Form 10-K of Gasco Energy, Inc. for the year ended December 31, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     Certain  estimates of proved oil and gas reserves  for Gasco  Energy,  Inc.
referred to and incorporated in this prospectus by reference to the annual report on Form 10-K of Gasco Energy, Inc. for the year ended December 31, 2004, were based in part upon engineering reports prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers. These estimates are included and incorporated herein in reliance on the authority of each such firm as experts in such matters.

                                      II-12
                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution
     The expenses of this offering (all of which are to be paid by the registrant) are estimated to be as follows:

     Securities and Exchange Commission registration fee........ $    29,425
     Legal fees and expenses....................................      15,000
     Accounting fees and expenses...............................      15,000
     Printing expenses..........................................       5,000
     Miscellaneous..............................................       5,000
                                                                    ---------
          TOTAL................................................. $    69,425
                                                                    =========


Item 15. Indemnification of Officers and Directors

     Section 78.7502 of the Nevada General Corporation Law ("NGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.7502 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

     Our  amended  and   restated   articles  of   incorporation   provide  that
indemnification shall be to the fullest extent permitted by the NGCL for all of our current or former directors or officers.

     As permitted by the NGCL, the amended and restated articles of incorporation provide that directors of Gasco shall have no personal liability to Gasco or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of loyalty to our company or our stockholders, (2) for acts or omissions which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends under Section
78.300 of the NGCL or (4) for any transaction from which the director derived an improper personal benefit.

Item 16.  Exhibits

     The following  exhibits are filed herewith  pursuant to the requirements of
Item 601 of Regulation S-K:

    Exhibit                          Description
      No.

     1.1+ Form of Underwriting Agreement.

     2.1 Agreement and Plan of Reorganization dated January 31, 2001 among San Joaquin Resources Inc., Nampa Oil & Gas, Ltd., and Pannonian Energy, Inc. (incorporated by reference to Exhibit 2.1 to Gasco's Form 8-K dated January 31, 2001, filed on February 2, 2001).

     2.2 Agreement and Plan of Reorganization dated December 15, 1999 by and between LEK International, Inc. and San Joaquin Oil & Gas Ltd. (incorporated by reference to Exhibit 2.1 to Gasco's Form 8-K dated December 31, 1999, filed on January 21, 2000).

     2.3 Property Purchase Agreement dated as of April 23, 2002, between Gasco and Shama Zoe Limited Partnership (incorporated by reference to
          Exhibit  2.1 to Gasco's  Form 8-K dated May 1,  2002,  filed on May 9,
          2002).

     2.4 Purchase Agreement dated as of July 16, 2002, among Gasco, Pannonian Energy Inc., San Joaquin Oil & Gas Ltd., Brek, Brek Petroleum Inc., Brek Petroleum (California), Inc. and certain stockholders of Gasco. (incorporated by reference to Exhibit 2.1 to Gasco's Form 8-K dated July 16, 2002, filed on July 31, 2002).

     2.5 Purchase and Sale Agreement between ConocoPhillips and Gasco relating to the Riverbend Field, Uintah and Duchesne Counties, Utah, Effective January 1, 2004 (incorporated by reference to Exhibit 2.1 to Gasco's Form 8-K dated March 9, 2004, filed on March 15, 2004).

     2.6 Net Profits Purchase Agreement between Gasco Production Company, Red Oak Capital Management, LLC, MBG, LLC and MBGV Partition, LLC, dated August 6, 2004 (incorporated by reference to Exhibit 2.1 to Gasco's Current Report on Form 8-K filed September 7, 2004).

     2.7 Purchase Supplement to Net Profits Purchase Agreement between Gasco Production Company, Red Oak Capital Management, LLC, MBG, LLC and MBGV Partition, LLC, dated August 20, 2004 (incorporated by reference to
          Exhibit 2.2 of Gasco's  Current Report on Form 8-K filed  September 7,
          2004).

     4.1* Form of Indenture for Senior Debt Securities.

     4.2* Form of Indenture for Subordinated Debt Securities.

     4.3+ Form of Senior Debt Securities.

     4.4+ Form of Subordinated Debt Securities.

     4.5+ Form of Depositary Agreement.

     4.6+ Form of Depositary Receipt.

     4.7 Form of Subscription and Registration Rights Agreement, dated as of August 14, 2002 between Gasco and certain investors Purchasing Common Stock in August, 2002. (Filed as Exhibit 10.21 to Gasco's Form S-1 Registration Statement dated November 15, 2002, filed on November 15,
          2002).

     4.8 Form of Gasco Energy, Inc. 8.00% Convertible Debenture, dated October 15, 2003 between each of The Frost National Bank, Custodian FBO Renaissance US Growth & Investment Trust PLC Trust No. W00740100, HSBC Global Custody Nominee (U.K.) Limited Designation No. 896414 and The Frost National Bank, Custodian FBO Renaissance Capital Growth & Income Fund III, Inc. Trust No. W00740000 (incorporated by reference to
          Exhibit 4.6 to Gasco's Form 10-Q for the quarter ended September 30, 2003, filed on November 10, 2003).

     4.9 Deed of Trust and Security Agreement, dated October 15, 2003 between Pannonian and BFSUS Special Opportunities Trust PLC, Renaissance
          Capital Growth & Income Fund III, Inc. and Renaissance US Growth & Income Trust PLC (incorporated by reference to Exhibit 4.7 to Gasco's Form 10-Q for the quarter ended September 30, 2003, filed on November 10, 2003).

     4.10 Subsidiary Guaranty Agreement, dated October 15, 2003 between Pannonian and Renn Capital Group, Inc (incorporated by reference to
          Exhibit 4.8 to Gasco's Form 10-Q for the quarter ended September 30, 2003, filed on November 10, 2003).

     4.11 Subsidiary Guaranty Agreement, dated October 15, 2003 between San Joaquin Oil and Gas, Ltd. and Renn Capital Group, Inc (incorporated by reference to Exhibit 4.9 to Gasco's Form 10-Q for the quarter ended September 30, 2003, filed on November 10, 2003).

     4.12 Form of Subscription and Registration Rights Agreement between Gasco and investors purchasing Common Stock in October 2003 (incorporated by reference to Exhibit 4.10 to Gasco's Form 10-Q for the quarter ended September 30, 2003, filed on November 10, 2003).

     4.13 Form of Subscription and Registration Rights Agreement between Gasco and investors purchasing Common Stock in February, 2004 (incorporated by reference to Exhibit 4.7 to Gasco's Form 10-K for the year ended December 31, 2003, filed on March 26, 2004).

     4.14 Indenture dated as of October 20, 2004, between Gasco Energy, Inc. and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Gasco's Current Report on Form 8-K filed on October 20, 2004).

     4.15 Form of Global Note representing $65 million principal amount of 5.5% Convertible Senior Notes due 2011 (incorporated by reference to Exhibit A to Exhibit 4.1 to Gasco's Current Report on Form 8-K filed on October 20, 2004).

     4.16 Registration Rights Agreement dated October 20, 2004, among Gasco Energy, Inc., J.P. Morgan Securities Inc. and First Albany Capital Inc (incorporated by reference to Exhibit 4.10 to Gasco's Form 10-Q for the quarter ended September 30, 2004 filed on November 12, 2004).

     5.1* Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C. regarding the validity of the securities being registered.

     12.1*Computation  of Ratios of Earnings to Fixed Charges and Combined Fixed
          Charges and Preferred Dividends.

     23.1* Consent of Hein & Associates LLP.

     23.2* Consent of Deloitte & Touche LLP.

     23.3* Consent of Netherland, Sewell & Associates, Inc.

     23.4*Consent of Dill Dill Carr  Stonbraker & Hutchings,  P.C.  (included in
          Exhibit 5.1).

     24.1*Power  of  Attorney   (included  in  the   signature   pages  of  this
          Registration Statement).

     25.1*Statement  of  Eligibility  on Form T-1 of Wells Fargo Bank,  National
          Association.

-------------------------
*        Filed herewith.
+ To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant.

Item 17.  Undertakings

     Each undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by registrants pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado on September 23, 2005.

                                                     GASCO ENERGY, INC.



                                                     By:  /s/ Mark A. Erickson
                                                          ----------------------
                                                          Mark A. Erickson
                      President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Mark A. Erickson and W. King Grant, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post- effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

       Signature                                      Capacity                          Date
       ---------                                      --------                          ----
  /s/ Mark A. Erickson                  President, Chief Executive Officer       September 23, 2005
-----------------------------------     and Director (Principal Executive
    Mark A. Erickson                    Officer)

                                        Executive Vice President and Chief       September 23, 2005
   /s/ W. King Grant                    Financial Officer (Principal
-----------------------------------     Financial and Accounting Officer)
     W. King Grant

                                        Director                                 September 23, 2005
-----------------------------------
   /s/ Marc A. Bruner
     Marc A. Bruner

  /s/ Carl Stadelhofer                  Director                                 September 23, 2005
-----------------------------------
    Carl Stadelhofer

   /s/ Carmen Lotito                    Director                                 September 23, 2005
-----------------------------------
 Carmen ("Tony") Lotito

 /s/ Charles B. Crowell                 Director                                 September 23, 2005
-----------------------------------
   Charles B. Crowell

                                       II-5

-----------------------------------     Director                                 September 23, 2005
 /s/ Richard S. Langdon
   Richard S. Langdon

    /s/R.J. Burgess                     Director                                 September 23, 2005
-----------------------------------
      R.J. Burgess

   /s/ John A. Schmit                   Director                                 September 23, 2005
-----------------------------------
     John A. Schmit


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado on September 23, 2005.

                                                     GASCO PRODUCTION COMPANY



                                                     By:  /s/ Mark A. Erickson
                                                       Name:  Mark A. Erickson
                                                       Title:  President

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Mark A. Erickson and W. King Grant, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post- effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

      Signature                                      Capacity                        Date
      ---------                                      --------                        ----
/s/ Mark A. Erickson                    President and Director (Principal   September 23, 2005
-----------------------------------     Executive Officer)
  Mark A. Erickson

 /s/ Marc A. Bruner                     Director                            September 23, 2005
-----------------------------------
   Marc A. Bruner

                                        Executive Vice President and        September 23, 2005
  /s/ W. King Grant                     Chief Financial Officer
-----------------------------------     (Principal Financial and
    W. King Grant Accounting Officer)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado on September 23, 2005.

                                                     SAN JOAQUIN OIL & GAS, LTD.



                                                     By:  /s/ Michael K. Decker
                                                       Name:  Michael K. Decker
                                                       Title:  President

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Mark A. Erickson and W. King Grant, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post- effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

       Signature                                      Capacity                        Date
       ---------                                      --------                        ----
 /s/ Michael K. Decker                   President and Director (Principal   September 23, 2005
------------------------------------     Executive Officer)
   Michael K. Decker

 /s/ Mark A. Erickson                    Secretary and Treasurer             September 23, 2005
------------------------------------     (Principal Financial and
   Mark A. Erickson                      Accounting Officer)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado on September 23, 2005.

                               RIVERBEND GAS GATHERING, LLC
                               MYTON OILFIELD RENTALS, LLC

                               By:  GASCO ENERGY, INC., MANAGING MEMBER


                               By:  /s/ Mark A. Erickson
                                    ----------------------
                                  Name:  Mark A. Erickson
                                  Title: President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Mark A. Erickson and W. King Grant, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post- effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.


        Signature                                      Capacity                        Date
                                               (of Gasco Energy, Inc.)
  /s/ Mark A. Erickson                    President, Chief Executive            September 23, 2005
-------------------------------------     Officer and Director (Principal
    Mark A. Erickson                      Executive Officer)

                                          Executive Vice President and          September 23, 2005
    /s/ W. King Grant                     Chief Financial Officer
-------------------------------------     (Principal Financial and
      W. King Grant Accounting Officer)

                                                                                September 23, 2005
-------------------------------------
   /s/ Marc A. Bruner                     Director
     Marc A. Bruner

  /s/ Carl Stadelhofer                                                          September 23, 2005
-------------------------------------
    Carl Stadelhofer                      Director

    /s/ Carmen Lotito                                                           September 23, 2005
-------------------------------------
 Carmen ("Tony") Lotito                   Director

                                       II-9

 /s/ Charles B. Crowell                                                         September 23, 2005
-------------------------------------
   Charles B. Crowell                     Director

-------------------------------------                                           September 23, 2005
 /s/ Richard S. Langdon                   Director
-------------------------------------
   Richard S. Langdon

    /s/ R.J. Burgess                                                            September 23, 2005
-------------------------------------     Director
      R.J. Burgess Director

   /s/ John A. Schmit                                                           September 23, 2005
-------------------------------------
     John A. Schmit                       Director


                               INDEX TO EXHIBITS


    Exhibit
No.  Description 1.1+ Form of Underwriting Agreement.

     2.1 Agreement and Plan of Reorganization dated January 31, 2001 among San Joaquin Resources Inc., Nampa Oil & Gas, Ltd., and Pannonian Energy, Inc. (incorporated by reference to Exhibit 2.1 to Gasco's Form 8-K dated January 31, 2001, filed on February 2, 2001).

     2.2 Agreement and Plan of Reorganization dated December 15, 1999 by and between LEK International, Inc. and San Joaquin Oil & Gas Ltd. (incorporated by reference to Exhibit 2.1 to Gasco's Form 8-K dated December 31, 1999, filed on January 21, 2000).

     2.3 Property Purchase Agreement dated as of April 23, 2002, between Gasco and Shama Zoe Limited Partnership (incorporated by reference to
          Exhibit  2.1 to Gasco's  Form 8-K dated May 1,  2002,  filed on May 9,
          2002).

     2.4 Purchase Agreement dated as of July 16, 2002, among Gasco, Pannonian Energy Inc., San Joaquin Oil & Gas Ltd., Brek, Brek Petroleum Inc., Brek Petroleum (California), Inc. and certain stockholders of Gasco. (incorporated by reference to Exhibit 2.1 to Gasco's Form 8-K dated July 16, 2002, filed on July 31, 2002).

     2.5 Purchase and Sale Agreement between ConocoPhillips and Gasco relating to the Riverbend Field, Uintah and Duchesne Counties, Utah, Effective January 1, 2004 (incorporated by reference to Exhibit 2.1 to Gasco's Form 8-K dated March 9, 2004, filed on March 15, 2004).

     2.6 Net Profits Purchase Agreement between Gasco Production Company, Red Oak Capital Management, LLC, MBG, LLC and MBGV Partition, LLC, dated August 6, 2004 (incorporated by reference to Exhibit 2.1 to Gasco's Current Report on Form 8-K filed September 7, 2004).

     2.7 Purchase Supplement to Net Profits Purchase Agreement between Gasco Production Company, Red Oak Capital Management, LLC, MBG, LLC and MBGV Partition, LLC, dated August 20, 2004 (incorporated by reference to
          Exhibit 2.2 of Gasco's  Current Report on Form 8-K filed  September 7,
          2004).

     4.1* Form of Indenture for Senior Debt Securities.

     4.2* Form of Indenture for Subordinated Debt Securities.

     4.3+ Form of Senior Debt Securities.

     4.4+ Form of Subordinated Debt Securities.

     4.5+ Form of Depositary Agreement.

     4.6+ Form of Depositary Receipt.

     4.7 Form of Subscription and Registration Rights Agreement, dated as of August 14, 2002 between Gasco and certain investors Purchasing Common Stock in August, 2002. (Filed as Exhibit 10.21 to Gasco's Form S-1 Registration Statement dated November 15, 2002, filed on November 15,
          2002).

     4.8 Form of Gasco Energy, Inc. 8.00% Convertible Debenture, dated October 15, 2003 between each of The Frost National Bank, Custodian FBO Renaissance US Growth & Investment Trust PLC Trust No. W00740100, HSBC Global Custody Nominee (U.K.) Limited Designation No. 896414 and The Frost National Bank, Custodian FBO Renaissance Capital Growth & Income Fund III, Inc. Trust No. W00740000 (incorporated by reference to
          Exhibit 4.6 to Gasco's Form 10-Q for the quarter ended September 30, 2003, filed on November 10, 2003).

     4.9 Deed of Trust and Security Agreement, dated October 15, 2003 between Pannonian and BFSUS Special Opportunities Trust PLC, Renaissance
          Capital Growth & Income Fund III, Inc. and Renaissance US Growth & Income Trust PLC (incorporated by reference to Exhibit 4.7 to Gasco's Form 10-Q for the quarter ended September 30, 2003, filed on November 10, 2003).

     4.10 Subsidiary Guaranty Agreement, dated October 15, 2003 between Pannonian and Renn Capital Group, Inc (incorporated by reference to
          Exhibit 4.8 to Gasco's Form 10-Q for the quarter ended September 30, 2003, filed on November 10, 2003).

     4.11 Subsidiary Guaranty Agreement, dated October 15, 2003 between San Joaquin Oil and Gas, Ltd. and Renn Capital Group, Inc (incorporated by reference to Exhibit 4.9 to Gasco's Form 10-Q for the quarter ended September 30, 2003, filed on November 10, 2003).

     4.12 Form of Subscription and Registration Rights Agreement between Gasco and investors purchasing Common Stock in October 2003 (incorporated by reference to Exhibit 4.10 to Gasco's Form 10-Q for the quarter ended September 30, 2003, filed on November 10, 2003).

     4.13 Form of Subscription and Registration Rights Agreement between Gasco and investors purchasing Common Stock in February, 2004 (incorporated by reference to Exhibit 4.7 to Gasco's Form 10-K for the year ended December 31, 2003, filed on March 26, 2004).

     4.14 Indenture dated as of October 20, 2004, between Gasco Energy, Inc. and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Gasco's Current Report on Form 8-K filed on October 20, 2004).

     4.15 Form of Global Note representing $65 million principal amount of 5.5% Convertible Senior Notes due 2011 (incorporated by reference to Exhibit A to Exhibit 4.1 to Gasco's Current Report on Form 8-K filed on October 20, 2004).

     4.16 Registration Rights Agreement dated October 20, 2004, among Gasco Energy, Inc., J.P. Morgan Securities Inc. and First Albany Capital Inc (incorporated by reference to Exhibit 4.10 to Gasco's Form 10-Q for the quarter ended September 30, 2004 filed on November 12, 2004).

     5.1* Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C. regarding the validity of the securities being registered.

     12.1*Computation  of Ratios of Earnings to Fixed Charges and Combined Fixed
          Charges and Preferred Dividends.

     23.1* Consent of Hein & Associates LLP.

     23.2* Consent of Deloitte & Touche LLP.

     23.3* Consent of Netherland, Sewell & Associates, Inc.

     23.4*Consent of Dill Dill Carr  Stonbraker & Hutchings,  P.C.  (included in
          Exhibit 5.1).

     24.1*Power  of  Attorney   (included  in  the   signature   pages  of  this
          Registration Statement).

     25.1*Statement  of  Eligibility  on Form T-1 of Wells Fargo Bank,  National
          Association.

-------------------------
*        Filed herewith.
+ To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant.